Exhibit 99.1

Union Pacific Reports Second Quarter 2026 Results
•Diluted earnings per share (EPS) of $3.36 and adjusted diluted EPS* of $3.41
•Operating ratio (OR) of 59.7% and adjusted OR* of 59.2%
•Freight revenue excluding fuel increased 4%
Omaha, Neb., July 23, 2026 – Union Pacific Corporation (NYSE: UNP) today reported second quarter 2026 net income of $2.0 billion, up 6%, and diluted EPS of $3.36, up 7%, compared to reported second quarter 2025 net income of $1.9 billion and diluted EPS of $3.15. Adjusted second quarter 2026 net income* of $2.0 billion increased 12%, and adjusted diluted EPS* of $3.41 increased 13%, compared to adjusted second quarter 2025 net income* of $1.8 billion and adjusted diluted EPS* of $3.03.
"Strong execution and volume growth enabled another successful quarter and record financial results" said Jim Vena, Union Pacific Chief Executive Officer. "Looking ahead, we are prepared to meet increasing customer demand with best-in class safety, service and operational excellence. Additionally, we are ready to move forward in the regulatory process and deliver the benefits of America's first transcontinental railroad offering greater competition, better service and a stronger supply chain."
Second Quarter Summary: 2026 vs. 2025
Financial Results: Record Freight Revenue, Freight Revenue excluding Fuel Surcharge, Operating Revenue, Operating Income, and Net Income
•Operating revenue of $6.9 billion increased 12% driven by higher fuel surcharge, volume growth, core pricing gains and greater other revenue partially offset by business mix.
•Freight revenue increased 12% and freight revenue excluding fuel surcharge grew 4%.
•Reported operating ratio was 59.7% and adjusted operating ratio* was 59.2%, increasing 70 and 110 basis points, respectively. Higher fuel price unfavorably impacted operating ratio 120 basis points.
Operating Results: Record Workforce Productivity, Train Length, Fuel Consumption Rate, and Freight Car Terminal Dwell (Tie)
•Reportable personal injury rate and derailment rate both improved.
•Freight car velocity was 231 daily miles per car, a 5% increase.
•Average terminal dwell was 19.7 hours, a 7% improvement.
•Locomotive productivity was 142 gross ton-miles (GTMs) per horsepower day, a 1% increase
•Fuel consumption rate was 1.051, measured in gallons of fuel per thousand GTMs, a 1% improvement.
•Workforce productivity was 1,176 car miles per employee, a 5% increase.
*    See attached supplemental schedule of non-GAAP measures for a reconciliation to GAAP.
-more-

2026 Outlook Improved; On Track with Investor Day Targets
Improved:
•Meeting increased customer demand with strong service; mixed economic forecast.
•Reported earnings per share growth increased to high-single digit; consistent with attaining 3-year CAGR target of high-single to low-double digit through 2027.
Affirmed:
•Pricing dollars in excess of inflation dollars.
•Operating ratio improvement; industry-leading operating ratio and return on invested capital.
•Continued strong cash generation.
•Capital allocation:
- Capital plan of $3.3 billion.
- Consistent annual dividend increases.

Second Quarter 2026 Earnings Conference Call

Union Pacific will webcast its second quarter 2026 earnings release presentation live at www.up.com/investor and via teleconference on Thursday, July 23, 2026, at 8:45 a.m. Eastern Time. Participants may join the conference call by dialing 877-407-8293 (or for international participants, 201-689-8349).
ABOUT UNION PACIFIC
Union Pacific (NYSE: UNP) delivers the goods families and businesses use every day with safe, reliable, and efficient service. Operating in 23 western states, the company connects its customers and communities to the global economy. Trains are the most environmentally responsible way to move freight, helping Union Pacific protect future generations. More information about Union Pacific is available at www.up.com.
Union Pacific Investor contact: Diana Prauner at 402-544-4227 or dprauner@up.com
Union Pacific Media contact: Kristen South at 402-544-3435 or kmsouth@up.com
Supplemental financial information is attached.

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Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company’s (or, as it relates to the Transaction (as defined below), the combined company of Norfolk Southern and Union Pacific (referred to hereinafter as the combined company) actual results, levels of activity, performance, or achievements or those of the railroad industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “anticipate,” “believe,” “project,” “estimate,” “intend,” “plan,” “pro forma,” or any variations or other comparable terminology.
While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs and projections they view as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, including but not limited to, in addition to factors disclosed in the Company’s, as well as Norfolk Southern’s (as it relates to the proposed combination of it with the Company) respective filings with the U.S. Securities and Exchange Commission (the “SEC”): the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between the Company and Norfolk Southern providing for the acquisition of Norfolk Southern by Union Pacific (the “Transaction”); the risk that potential legal proceedings may be instituted against the Company or Norfolk Southern and result in significant costs of defense, indemnification or liability; the possibility that the Transaction does not close when expected or at all because required Surface Transportation Board or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); the risk that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth from the Transaction, or that such benefits may take longer to realize or be more costly to achieve than expected, including as a result of changes in, or problems arising from, general economic and market conditions, tariffs, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which the Company and Norfolk Southern operate; disruption to the parties’ businesses as a result of the announcement and pendency of the Transaction; the costs associated with the anticipated length of time of the pendency of the Transaction, including the restrictions contained in the definitive merger agreement on the ability of the Company and Norfolk Southern, respectively, to operate their respective businesses outside the ordinary course during the pendency of the Transaction; the diversion of the Company’s and Norfolk Southern’s management’s attention and time from ongoing business operations and opportunities on merger-related matters; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of the Company’s or Norfolk Southern’s customers, suppliers, employees, labor unions or other business partners, including those resulting from the announcement or completion of the Transaction; the dilution caused by the Company’s issuance of additional shares of its common stock in connection with the consummation of the Transaction; the risk of a downgrade of the credit rating of the Company’s indebtedness, which could give rise to an obligation to redeem existing indebtedness; a material adverse change in the financial condition of the Company, Norfolk Southern or the combined company; changes in domestic or international economic, political or business conditions, including those impacting the transportation industry (including customers, employees and supply chains); the Company’s, Norfolk Southern’s and the combined company’s ability to successfully implement its respective operational, productivity, and strategic initiatives; a significant adverse event on the Company’s or Norfolk Southern’s network, including, but not limited to, a mainline accident, discharge of hazardous materials, or climate-related or other network outage; the outcome of claims, litigation, governmental proceedings and investigations involving the Company or Norfolk Southern, including, in the case of Norfolk Southern, those with respect to the Eastern Ohio incident; the nature and extent of Norfolk Southern’s environmental remediation obligations with respect to the Eastern Ohio incident; new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; and a cybersecurity incident or other disruption to our technology infrastructure.
This list of important factors is not intended to be exhaustive. These and other important factors, including those discussed under “Risk Factors” in Norfolk Southern’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 9, 2026 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000702165/000162828026006268/nsc-20251231.htm) and Norfolk Southern’s subsequent filings with the SEC, the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 6, 2026 (available at https://www.sec.gov/ix?doc=/Archives/edgar/data/100885/000010088526000037/unp-20251231.htm) and the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. References to the Company’s and Norfolk Southern’s website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company and Norfolk Southern disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law or regulation.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Income (unaudited)

Millions, except per share amounts and percentages, for the periods ended June 30,	2nd quarter				Year-to-date
	2026	2025	%		2026	2025	%
Operating revenues
Freight revenues	$6,518	$5,843	12%		$12,411	$11,534	8%
Other revenues	346	311	11		670	647	4
Total operating revenues	6,864	6,154	12		13,081	12,181	7
Operating expenses
Compensation and benefits	1,240	1,249	(1)		2,467	2,461	-
Fuel	938	576	63		1,581	1,179	34
Purchased services and materials	709	642	10		1,382	1,273	9
Depreciation	638	613	4		1,271	1,223	4
Equipment and other rents	214	230	(7)		433	471	(8)
Other	362	319	13		726	678	7
Total operating expenses	4,101	3,629	13		7,860	7,285	8
Operating income	2,763	2,525	9		5,221	4,896	7
Other income, net	105	123	(15)		196	201	(2)
Interest expense	(313)	(335)	(7)		(633)	(657)	(4)
Income before income taxes	2,555	2,313	10		4,784	4,440	8
Income tax expense	(562)	(437)	29		(1,090)	(938)	16
Net income	$1,993	$1,876	6%		$3,694	$3,502	5%

Share and per share
Earnings per share - basic	$3.36	$3.16	6%		$6.23	$5.86	6%
Earnings per share - diluted	$3.36	$3.15	7		$6.22	$5.85	6
Weighted average number of shares - basic	593.4	594.1	-		593.2	597.5	(1)
Weighted average number of shares - diluted	594.0	594.8	-		593.8	598.4	(1)
Dividends declared per share	$1.38	$1.34	3		$2.76	$2.68	3

Operating ratio	59.7%	59.0%	0.7	pts	60.1%	59.8%	0.3	pts
Effective tax rate	22.0%	18.9%	3.1	pts	22.8%	21.1%	1.7	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Freight Revenues Statistics (unaudited)

	2nd quarter			Year-to-date
For the periods ended June 30,	2026	2025	%	2026	2025	%
Freight revenues (millions)
Grain & grain products	$1,106	$964	15%	$2,163	$1,914	13%
Fertilizer	217	201	8	453	411	10
Food & refrigerated	272	267	2	519	527	(2)
Coal & renewables	448	469	(4)	934	885	6
Bulk	2,043	1,901	7	4,069	3,737	9
Industrial chemicals & plastics	685	646	6	1,340	1,253	7
Metals & minerals	621	561	11	1,176	1,082	9
Forest products	356	340	5	674	661	2
Energy & specialized markets	724	665	9	1,387	1,298	7
Industrial	2,386	2,212	8	4,577	4,294	7
Automotive	703	632	11	1,263	1,213	4
Intermodal	1,386	1,098	26	2,502	2,290	9
Premium	2,089	1,730	21	3,765	3,503	7
Total	$6,518	$5,843	12%	$12,411	$11,534	8%
Revenue carloads (thousands)
Grain & grain products	242	216	12%	485	430	13%
Fertilizer	54	55	(2)	106	104	2
Food & refrigerated	42	43	(2)	81	86	(6)
Coal & renewables	176	205	(14)	390	390	-
Bulk	514	519	(1)	1,062	1,010	5
Industrial chemicals & plastics	183	177	3	364	346	5
Metals & minerals	196	191	3	379	365	4
Forest products	53	52	2	102	103	(1)
Energy & specialized markets	154	149	3	301	292	3
Industrial	586	569	3	1,146	1,106	4
Automotive	210	209	-	393	404	(3)
Intermodal [a]	853	817	4	1,645	1,691	(3)
Premium	1,063	1,026	4	2,038	2,095	(3)
Total	2,163	2,114	2%	4,246	4,211	1%
Average revenue per car
Grain & grain products	$4,568	$4,467	2%	$4,456	$4,451	-%
Fertilizer	3,995	3,627	10	4,273	3,959	8
Food & refrigerated	6,474	6,237	4	6,445	6,147	5
Coal & renewables	2,546	2,283	12	2,395	2,267	6
Bulk	3,971	3,659	9	3,831	3,700	4
Industrial chemicals & plastics	3,739	3,647	3	3,680	3,625	2
Metals & minerals	3,179	2,950	8	3,106	2,967	5
Forest products	6,686	6,508	3	6,599	6,387	3
Energy & specialized markets	4,711	4,439	6	4,610	4,436	4
Industrial	4,075	3,885	5	3,995	3,881	3
Automotive	3,350	3,034	10	3,214	3,004	7
Intermodal [a]	1,626	1,345	21	1,521	1,355	12
Premium	1,966	1,688	16	1,847	1,673	10
Average	$3,014	$2,764	9%	$2,923	$2,739	7%
[a]For intermodal shipments each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Financial Position (unaudited)

Millions	Jun. 30, 2026	Dec. 31, 2025
Assets
Cash and cash equivalents	$1,614	$1,266
Other current assets	3,919	3,289
Investments	2,977	2,885
Properties, net	60,199	59,645
Operating lease assets	875	1,036
Other assets	1,627	1,577
Total assets	$71,211	$69,698

Liabilities and common shareholders' equity
Debt due within one year	$1,288	$1,520
Other current liabilities	4,324	3,494
Debt due after one year	29,039	30,294
Operating lease liabilities	609	738
Deferred income taxes	13,525	13,421
Other long-term liabilities	1,753	1,764
Total liabilities	50,538	51,231
Total common shareholders' equity	20,673	18,467
Total liabilities and common shareholders' equity	$71,211	$69,698

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Cash Flows (unaudited)

	Year-to-date
Millions, for the periods ended June 30,	2026	2025
Operating activities
Net income	$3,694	$3,502
Depreciation	1,271	1,223
Deferred and other income taxes	93	(123)
Other - net	458	(59)
Cash provided by operating activities	5,516	4,543
Investing activities
Capital investments*	(1,810)	(1,842)
Other - net	(254)	3
Cash used in investing activities	(2,064)	(1,839)
Financing activities
Dividends paid	(1,640)	(1,599)
Debt repaid	(1,506)	(409)
Share repurchase programs	(26)	(2,679)
Debt issued	-	1,995
Other - net	63	43
Cash used in financing activities	(3,109)	(2,649)
Net change in cash, cash equivalents, and restricted cash	343	55
Cash, cash equivalents, and restricted cash at beginning of year	1,280	1,028
Cash, cash equivalents, and restricted cash at end of period	$1,623	$1,083
Free cash flow**
Cash provided by operating activities	$5,516	$4,543
Cash used in investing activities	(2,064)	(1,839)
Dividends paid	(1,640)	(1,599)
Free cash flow	$1,812	$1,105
*Capital investments include locomotive and freight car early lease buyouts of $241 million in 2026 and $178 million in 2025.
**Free cash flow is defined as cash provided by operating activities less cash used in investing activities and dividends paid. Free cash flow is considered a non-GAAP financial measure by SEC Regulation G and Item 10(e) of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe free cash flow is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing. Free cash flow should be considered in addition to, rather than as a substitute for, cash provided by operating activities.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Operating and Performance Statistics (unaudited)

	2nd quarter			Year-to-date
For the periods ended June 30,	2026	2025	%	2026	2025	%
Operating/performance statistics
Freight car velocity (daily miles per car)	231	221	5%	233	218	7%
Average train speed (miles per hour)*	24.7	23.9	3	25.1	23.8	5
Average terminal dwell time (hours)*	19.7	21.2	(7)	19.7	21.7	(9)
Locomotive productivity (GTMs per horsepower day)	142	141	1	143	138	4
Gross ton-miles (GTMs) (millions)	225,163	220,258	2	445,745	433,050	3
Train length (feet)	9,890	9,689	2	9,819	9,590	2
Intermodal service performance index (%)	95	99	(4) pts	96	96	-	pts
Manifest service performance index (%)	95	97	(2) pts	96	95	1	pts
Workforce productivity (car miles per employee)	1,176	1,124	5	1,170	1,108	6
Total employees (average)	28,786	29,711	(3)	28,716	29,929	(4)

Locomotive fuel statistics
Average fuel price per gallon consumed	$3.86	$2.42	60%	$3.27	$2.46	33%
Fuel consumed in gallons (millions)	237	232	2	471	468	1
Fuel consumption rate**	1.051	1.058	(1)	1.057	1.082	(2)

Revenue ton-miles (millions)
Grain & grain products	24,120	21,486	12%	48,214	42,630	13%
Fertilizer	3,406	3,346	2	7,201	6,777	6
Food & refrigerated	4,594	4,709	(2)	8,922	9,249	(4)
Coal & renewables	20,291	23,117	(12)	45,935	43,331	6
Bulk	52,411	52,658	-	110,272	101,987	8
Industrial chemicals & plastics	8,382	8,004	5	16,486	15,741	5
Metals & minerals	9,325	8,564	9	17,878	16,662	7
Forest products	5,407	5,533	(2)	10,421	10,802	(4)
Energy & specialized markets	10,662	10,011	7	20,641	19,730	5
Industrial	33,776	32,112	5	65,426	62,935	4
Automotive	4,810	4,756	1	8,962	9,200	(3)
Intermodal	18,951	18,024	5	36,786	37,439	(2)
Premium	23,761	22,780	4	45,748	46,639	(2)
Total	109,948	107,550	2%	221,446	211,561	5%
*Surface Transportation Board (STB) reported performance measures.
**Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Condensed Consolidated Statements of Income (unaudited)

Millions, except per share amounts and percentages,	2026
	1st qtr	2nd qtr	Year-to-date
Operating revenues
Freight revenues	$5,893	$6,518	$12,411
Other revenues	324	346	670
Total operating revenues	6,217	6,864	13,081
Operating expenses
Compensation and benefits	1,227	1,240	2,467
Fuel	643	938	1,581
Purchased services and materials	673	709	1,382
Depreciation	633	638	1,271
Equipment and other rents	219	214	433
Other	364	362	726
Total operating expenses	3,759	4,101	7,860
Operating income	2,458	2,763	5,221
Other income, net	91	105	196
Interest expense	(320)	(313)	(633)
Income before income taxes	2,229	2,555	4,784
Income tax expense	(528)	(562)	(1,090)
Net income	$1,701	$1,993	$3,694

Share and per share
Earnings per share - basic	$2.87	$3.36	$6.23
Earnings per share - diluted	$2.87	$3.36	$6.22
Weighted average number of shares - basic	593.0	593.4	593.2
Weighted average number of shares - diluted	593.6	594.0	593.8
Dividends declared per share	$1.38	$1.38	$2.76

Operating ratio	60.5%	59.7%	60.1%
Effective tax rate	23.7%	22.0%	22.8%

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Freight Revenue Statistics (unaudited)

	2026
	1st qtr	2nd qtr	Year-to-date
Freight revenues (millions)
Grain & grain products	$1,057	$1,106	$2,163
Fertilizer	236	217	453
Food & refrigerated	247	272	519
Coal & renewables	486	448	934
Bulk	2,026	2,043	4,069
Industrial chemicals & plastics	655	685	1,340
Metals & minerals	555	621	1,176
Forest products	318	356	674
Energy & specialized markets	663	724	1,387
Industrial	2,191	2,386	4,577
Automotive	560	703	1,263
Intermodal	1,116	1,386	2,502
Premium	1,676	2,089	3,765
Total	$5,893	$6,518	$12,411
Revenue carloads (thousands)
Grain & grain products	243	242	485
Fertilizer	52	54	106
Food & refrigerated	39	42	81
Coal & renewables	214	176	390
Bulk	548	514	1,062
Industrial chemicals & plastics	181	183	364
Metals & minerals	183	196	379
Forest products	49	53	102
Energy & specialized markets	147	154	301
Industrial	560	586	1,146
Automotive	183	210	393
Intermodal [a]	792	853	1,645
Premium	975	1,063	2,038
Total	2,083	2,163	4,246
Average revenue per car
Grain & grain products	$4,345	$4,568	$4,456
Fertilizer	4,564	3,995	4,273
Food & refrigerated	6,414	6,474	6,445
Coal & renewables	2,270	2,546	2,395
Bulk	3,700	3,971	3,831
Industrial chemicals & plastics	3,620	3,739	3,680
Metals & minerals	3,028	3,179	3,106
Forest products	6,505	6,686	6,599
Energy & specialized markets	4,505	4,711	4,610
Industrial	3,911	4,075	3,995
Automotive	3,058	3,350	3,214
Intermodal [a]	1,408	1,626	1,521
Premium	1,718	1,966	1,847
Average	$2,829	$3,014	$2,923
[a]For intermodal shipments each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Financial Performance*
Millions, except per share amounts and percentages, for the three months ended June 30, 2026	Reported results (GAAP)	Acquisition- related expense	Adjusted results (non-GAAP)
Operating expenses	$4,101	$(35)	$4,066
Operating income	2,763	35	2,798
Income tax expense [a]	(562)	-	(562)
Net income	1,993	35	2,028
Earnings per share - diluted	$3.36	$0.05	$3.41
Operating ratio	59.7%	(0.5)%	59.2%

Millions, except per share amounts and percentages, for the three months ended June 30, 2025	Reported results (GAAP)	Deferred tax adjustment	Crew staffing agreement	Adjusted results (non-GAAP)
Operating expenses	$3,629	$-	$(55)	$3,574
Operating income	2,525	-	55	2,580
Income tax expense	(437)	(115)	(13)	(565)
Net income	1,876	(115)	42	1,803
Earnings per share - diluted	$3.15	$(0.19)	$0.07	$3.03
Operating ratio	59.0%	-%	(0.9)%	58.1%
[a]Certain acquisition-related costs are non-deductible for income tax purposes.
*The above tables reconcile our results for the three months ended June 30, 2026 and 2025, to adjusted results that exclude the impact of certain items identified as affecting comparability. We use adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income, adjusted diluted earnings per share (EPS), and adjusted operating ratio, as applicable, among other measures, to evaluate our actual operating performance. The measures listed in the above table are considered non-GAAP by SEC Regulation G and Item 10(e) of SEC Regulation S-K. We believe these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that we believe are not indicative of our ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. Since these are not measures of performance calculated in accordance with GAAP, they should be considered in addition to, rather than as a substitute for, operating expenses, operating income, income tax expense, net income, diluted EPS, and operating ratio as indicators of operating performance.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Financial Performance*
Millions, except per share amounts and percentages, for the six months ended June 30, 2026	Reported results (GAAP)	Acquisition- related expense	Adjusted results (non-GAAP)
Operating expenses	$7,860	$(71)	$7,789
Operating income	5,221	71	5,292
Income tax expense [a]	(1,090)	-	(1,090)
Net income	3,694	71	3,765
Earnings per share - diluted	$6.22	$0.12	$6.34
Operating ratio	60.1%	(0.6)%	59.5%

Millions, except per share amounts and percentages, for the six months ended June 30, 2025	Reported results (GAAP)	Deferred tax adjustment	Crew staffing agreement	Adjusted results (non-GAAP)
Operating expenses	$7,285	$-	$(55)	$7,230
Operating income	4,896	-	55	4,951
Income tax expense	(938)	(115)	(13)	(1,066)
Net income	3,502	(115)	42	3,429
Earnings per share - diluted	$5.85	$(0.19)	$0.07	$5.73
Operating ratio	59.8%	-%	(0.4)%	59.4%
[a]Certain acquisition-related costs are non-deductible for income tax purposes.
*The above tables reconcile our results for the six months ended June 30, 2026 and 2025, to adjusted results that exclude the impact of certain items identified as affecting comparability. We use adjusted operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income, adjusted diluted EPS, and adjusted operating ratio, as applicable, among other measures, to evaluate our actual operating performance. The measures listed in the above table are considered non-GAAP by SEC Regulation G and Item 10(e) of SEC Regulation S-K. We believe these non-GAAP financial measures provide valuable information regarding earnings and business trends by excluding specific items that we believe are not indicative of our ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry. Since these are not measures of performance calculated in accordance with GAAP, they should be considered in addition to, rather than as a substitute for, operating expenses, operating income, income tax expense, net income, diluted EPS, and operating ratio as indicators of operating performance.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES
Non-GAAP Measures Reconciliation to GAAP (unaudited)

Debt / net income
Millions, except ratios for the trailing twelve months ended [1]	Jun. 30, 2026	Dec. 31, 2025
Debt	$30,327	$31,814
Net income	7,330	7,138
Debt / net income	4.1	4.5

Adjusted debt / adjusted EBITDA*
Millions, except ratios for the trailing twelve months ended [1]	Jun. 30, 2026	Dec. 31, 2025
Net income	$7,330	$7,138
Add:
Income tax expense	2,180	2,028
Depreciation	2,513	2,465
Interest expense	1,285	1,309
EBITDA	$13,308	$12,940
Adjustments:
Other income, net	(624)	(629)
Interest on operating lease liabilities [2]	35	40
Adjusted EBITDA (a)	$12,719	$12,351
Debt	$30,327	$31,814
Operating lease liabilities	842	1,008
Adjusted debt (b)	$31,169	$32,822
Adjusted debt / adjusted EBITDA (b/a)	2.5	2.7
[1]The trailing twelve months income statement information ended June 30, 2026, is recalculated by taking the twelve months ended December 31, 2025, subtracting the six months ended June 30, 2025, and adding the six months ended June 30, 2026.
[2]Represents the hypothetical interest expense we would incur (using the incremental borrowing rate) if the property under our operating leases were owned or accounted for as finance leases.
*Adjusted debt (total debt plus operating lease liabilities plus after-tax unfunded pension and OPEB (other post-retirement benefit) obligations) to adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and adjustments for other income and interest on present value of operating leases) is considered a non-GAAP financial measure by SEC Regulation G and Item 10(e) of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the Company’s ability to sustain given debt levels (including leases) with the cash generated from operations. In addition, a comparable measure is used by rating agencies when reviewing the Company’s credit rating. Adjusted debt to adjusted EBITDA should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP. The most comparable GAAP measure is debt to net income ratio. The tables above provide reconciliations from net income to adjusted EBITDA, debt to adjusted debt, and debt to net income to adjusted debt to adjusted EBITDA. At June 30, 2026, and December 31, 2025, the incremental borrowing rate on operating leases was 4.1% and 4.0%, respectively. Pension and OPEB were funded at June 30, 2026, and December 31, 2025.